Exhibit 4.3

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTY E|RUN#|TRANS# COMMON STOCK COMMON STOCK O AR VALUE $0.01 MR ADD ADD ADD ADD 4 3 2 1 A BOX DESIGNATION SAM LE Certificate Shares 43004, * * 000000 ****************** (IF Number * * * 000000 ***************** ANY) ZQ00000000 **** 000000 **************** rovidence, VICI RO ERTIES INC. ***** 000000 *************** RI ****** 000000 ************** INCOR ORATED UNDER THE LAWS OF THE STATE OF MARYLAND ** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le SEE REVERSE FOR CERTAIN DEFINITIONS 02940 **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David—THIS CERTIFIES THAT Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. MR. Alexander David SAM LE Sam le **** Mr. Alexander David &Sam le MRS. **** Mr. Alexander SAM LE David Sam le **** Mr. Alexander & David    Sam le **** Mr. 3004 Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr Alexander David Sam le **** Mr. Alexander David Sam le **** CUSI 925652 10 9 Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander MR. David Sam le SAM LE **** Mr. Alexander David Sam le **** &Mr. Alexander MRS. David Sam le SAM LE **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Alexander David Sam le **** Mr. Sam le **** Mr. Sam le is the owner of **000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares*** *000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****0 THIS CERTIFICATE IS TRANSFERABLE IN 00000**Shares****000000**Shares****000000**Shares****000000
**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00 ***ZERO HUNDRED THOUSAND0000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000 CITIES DESIGNATED BY THE TRANSFER000**Shares****
000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****
000000**Shares****0000 AGENT, AVAILABLE ONLINEAT00**Shares****000000**Shares****000000**Shares****000000** Shares****000000**Shares****000000**Shares****000000
**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****
000000**Shares****00
0000**Shares****000000**Shares****000000**Shares****000000 ZERO HUNDRED AND ZERO*** www.com utershare.com **Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000** Shares****000000**Shares****000000**Shares****000000**Shares****000000
**Shares****000000**Shares****000000**Shares****000000**Shares****000000** Shares****000000**Shares****000000**S FULLY- AID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF VICI ro erties Inc. (hereinafter called the “Com any”), transferable on the books of the Com any in erson Total DTC or by duly authorized attorney, u on surrender of this Certificate ro erly endorsed. This Certificate and the Holder CUSI shares re resented hereby, are issued and shall be held subject to all of the rovisions of the Articles of Number Certificateof Insurance ID Incor oration, as amended, and the By-Laws, as amended, of the Com any (co ies of which are on file with the Value Com any and with the Transfer Agent), to all of which each holder, by acce tance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Transaction Numbers Shares 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 Witness the facsimile seal of the Com any and the facsimile signatures of its duly authorized officers. DATED DD-MMM-YYYY ro ertie    s COUNTERSIGNED AND REGISTERED: I I I C OR n R A c COM UTERSHARE TRUST COM ANY, N.A. Num/No 12345678901234512345678 V CO TE . 666 555 444 333 222 111 Denom. resident, Chief O erating Officer and Secretary TRANSFER AGENT AND REGISTRAR, XXXXXX DATE Total. MA ND RYLA 7 00.1,000,000 XX 123456 XXXXXXXXXX X By Chief Financial Officer and Treasurer AUTHORIZED SIGNATURE

VICI PROPERTIES INC. THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE COMPANY, A COPY OF WHICH, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL
STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE COMPANY’S CAPITAL STOCK IN EXCESS OF 9.8% (IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE AGGREGATE OUTSTANDING SHARES OF ANY SUCH CLASS OR SERIES OF THE COMPANY’S CAPITAL STOCK UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE SHARES BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH OWNERSHIP CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. ATTEMPTED TRANSFERS OF OWNERSHIP IN VIOLATION OF THESE RESTRICTIONS SHALL BE NULL AND VOID AB INITIO. IN ADDITION, IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE NULL AND VOID AB INITIO. ALL TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE HELD SUBJECT TO THE PROVISIONS OF THE CHARTER OF THE COMPANY TO PROTECT THE COMPANY AND AFFILIATED COMPANIES FROM, AMONG OTHER THINGS, DENIAL OR LOSS OR THREATENED DENIAL OR LOSS OF ANY GAMING LICENSE. THESE PROVISIONS PROVIDE THAT PERSONS OWNING OR CONTROLLING THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE SUBJECT TO, AMONG OTHERS, THE FOLLOWING RIGHTS, LIMITATIONS AND OBLIGATIONS: (I) THE OBLIGATION TO COMPLY WITH ALL APPLICABLE GAMING LAWS, INCLUDING BUT NOT LIMITED TO THE REQUIREMENT TO FILE APPLICATIONS FOR GAMING LICENSES, TO PROVIDE INFORMATION TO GAMING AUTHORITIES AND TO CONSENT TO THE PERFORMANCE OF ANY BACKGROUND INVESTIGATION REQUIRED BY GAMING AUTHORITIES, (II) THE OBLIGATION TO NOTIFY THE COMPANY OF THE OWNERSHIP OR CONTROL OF FIVE PERCENT (5%) OR MORE OF ANY CLASS OR SERIES OF THE COMPANY’S SECURITIES, (III) UPON NOTICE OF A DETERMINATION OF UNSUITABILITY OR DISQUALIFICATION OF THE PERSON OWNING OR CONTROLLING OF THE SECURITIES BY GAMING AUTHORITIES OR THE BOARD OR UPON THE DETERMINATION BY THE BOARD THAT THE PERSON OWNING OR CONTROLLING THE SECURITIES IS AN UNSUITABLE PERSON, THE RIGHT OF THE COMPANY
TO REDEEM THE SECURITIES, AND (IV) UPON NOTICE OF A DETERMINATION OF UNSUITABILITY OR DISQUALIFICATION OF THE PERSON OWNING OR CONTROLLING THE SECURITIES BY GAMING AUTHORITIES OR UPON THE DETERMINATION BY THE BOARD THAT THE HOLDER OF THE SECURITIES IS AN UNSUITABLE PERSON, THE IMMEDIATE PROHIBITION AGAINST (A) THE RECEIPT OF ANY DIVIDEND, PAYMENT, DISTRIBUTION OR INTEREST WITH REGARD TO THE SECURITIES, (B) THE EXERCISE, DIRECTLY OR INDIRECTLY OR THROUGH ANY PROXY, TRUSTEE, OR NOMINEE, OF ANY VOTING OR OTHER RIGHT CONFERRED BY SUCH SECURITIES, AND SUCH SECURITIES SHALL NOT FOR ANY PURPOSES BE INCLUDED IN THE SECURITIES OF THE COMPANY OR THE APPLICABLE AFFILIATED COMPANY ENTITLED TO VOTE, (C) THE RECEIPT OF ANY REMUNERATION THAT MAY BE DUE TO SUCH PERSON, ACCRUING AFTER THE DATE OF SUCH NOTICE OF DETERMINATION OF UNSUITABILITY OR DISQUALIFICATION BY ANY GAMING AUTHORITY, IN ANY FORM FROM THE COMPANY OR ANY AFFILIATED COMPANY FOR SERVICES RENDERED OR OTHERWISE, OR (D) THE EXISTENCE OR CONTINUATION OF SUCH PERSON AS A MANAGER, OFFICER, PARTNER OR DIRECTOR OF THE COMPANY OR ANY AFFILIATED COMPANY. CERTAIN TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN ARTICLE VIII OF THE COMPANY’S CHARTER AS AMENDED FROM TIME TO TIME. A COPY OF THE CHARTER, INCLUDING THE PROVISIONS REFERRED TO IN THIS LEGEND, WILL BE SENT TO EACH STOCKHOLDER WHO SO REQUESTS, WITHOUT CHARGE. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common UNIF GIFT MIN ACT -............................................Custodian ................................................ (Cust) (Minor) TEN ENT—as tenants by the entireties under Uniform Gifts to Minors Act......................................................... (State) JT TEN—as joint tenants with right of survivorship UNIF TRF MIN ACT -............................................Custodian (until age ................................) and not as tenants in common (Cust) .............................under Uniform Transfers to Minors Act ................... (Minor) (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received, hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-
named Company with full power of substitution in the premises. Dated: 20 Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15. Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis. If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.